EXHIBIT (d)(xiii)

October 24, 2011

William Blair & Company, L.L.C.

222 West Adams Street

Chicago, IL 60606

Re:	Management Agreement with William Blair Funds dated

December 15, 1999 (the “Management Agreement”)

Ladies and Gentlemen:

Pursuant to Section 2 of the Management Agreement, the William Blair Funds hereby provide notification of two new series of the William Blair Funds to be called “William Blair Large Cap Value Fund” and “William Blair Emerging Markets Small Cap Growth Fund” (the “New Portfolios”). Attached hereto are Amended Appendix A and B to the Management Agreement to reflect, among other things, the appropriate management fees and initial term end for the New Portfolios.

By signing below, William Blair & Company, L.L.C. agrees to render the investment advisory and management services to the New Portfolios under the terms of the Management Agreement and amended Appendix A and B attached hereto.

WILLIAM BLAIR FUNDS

By:	/s/ Colette M. Garavalia

Name:	Colette M. Garavalia
Title:	Treasurer

Accepted this 24th day

of October, 2011.

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Thomas W. Pace

Name:	Thomas W. Pace
Title:	Principal

APPENDIX A

MANAGEMENT FEES

William Blair Growth Fund:

.75% of average daily net assets

William Blair Large Cap Growth Fund:

.80% of average daily net assets

William Blair Small Cap Growth Fund:

1.10% of average daily net assets

William Blair International Growth Fund:

1.10% of the first $250 million of average daily net assets; plus

1.00% of the next $4.75 billion of average daily net assets; plus

0.95% of the next $5 billion of average daily net assets; plus

0.925% of the next $5 billion of average daily net assets; plus

0.90% of the average daily net assets over $15 billion

William Blair Value Discovery Fund:

1.10% of average daily net assets

William Blair Income Fund:

.25% of the first $250 million of average daily net assets; plus

.20% of average daily net assets over $250 million; plus

5.00% of the gross income earned by the Portfolio

William Blair Ready Reserves Fund:

.275% of the first $250 million of average daily net assets; plus

.250% of the next $250 million of average daily net assets; plus

.225% of the next $2,000 million of average daily net assets; plus

.200% of the average daily net assets over $2,500 million

William Blair Institutional International Growth Fund:

1.00% of the first $500 million of average daily net assets; plus

0.95% of the next $500 million of average daily net assets; plus

0.90% of the next $1.5 billion of average daily net assets; plus

0.875% of the next $2.5 billion of average daily net assets; plus

0.85% of the next $5 billion of average daily net assets; plus

0.825% of the next $5 billion of average daily net assets; plus

0.80% of the average daily net assets over $15 billion

William Blair Small-Mid Cap Growth Fund:

1.00% of average daily net assets

William Blair International Equity Fund:

1.10% of the first $250 million of average daily net assets; plus

1.00% of the average daily net assets over $250 million

William Blair Institutional International Equity Fund:

1.00% of the first $500 million of average daily net assets; plus

0.95% of the next $500 million of average daily net assets; plus

0.90% of the average daily net assets over $1 billion

William Blair Emerging Markets Growth Fund:

1.10% of average daily net assets

William Blair International Small Cap Growth Fund:

1.00% of average daily net assets

William Blair Mid Cap Growth Fund:

0.95% of average daily net assets

William Blair Bond Fund:

0.30% of average daily net assets

William Blair Global Growth Fund:

1.00% of average daily net assets

William Blair Emerging Leaders Growth Fund:

1.10% of average daily net assets

William Blair Low Duration Fund:

0.30% of average daily net assets

William Blair Mid Cap Value Fund:

0.95% of average daily net assets

William Blair Large Cap Value Fund:

0.80% of average daily net assets

William Blair Emerging Markets Small Cap Growth Fund:

1.10% of average daily net assets

APPENDIX B

DATE OF END OF INITIAL TERM

For the William Blair Growth Fund, the William Blair International Growth Fund, the William Blair Value Discovery Fund, the William Blair Income Fund and the William Blair Ready Reserves Fund:

April 30, 2000

For the William Blair Large Cap Growth Fund and the William Blair Small Cap Growth Fund:

April 30, 2001

For the William Blair Institutional International Growth Fund:

April 30, 2004

For the William Blair Small-Mid Cap Growth Fund:

April 30, 2005

For the William Blair International Equity Fund and the William Blair Institutional International Equity Fund:

April 30, 2006

For the William Blair Emerging Markets Growth Fund, the William Blair International Small Cap Growth Fund and the William Blair Mid Cap Growth Fund:

April 30, 2007

For the William Blair Bond Fund, the William Blair Global Growth Fund and the William Blair Emerging Leaders Growth Fund:

April 30, 2009

For the William Blair Low Duration Fund:

April 30, 2011

For the William Blair Mid Cap Value Fund:

April 30, 2012

For the William Blair Large Cap Value Fund and the William Blair Emerging Markets Small Cap Growth Fund:

April 30, 2013